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As filed with the Securities and Exchange Commission on December 24, 1997
                                                    Registration No. 333-8935
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                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               ----------


                     PRE-EFFECTIVE AMENDMENT NO. 3
                TO THE FORM S-1 REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                               ----------


              HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

        (Exact name of registrant as specified in its charter)


Delaware                    2721                    54-1799019
--------              -----------------           ---------------
(State or Other      (Primary Standard            (IRS Employer
Jurisdiction of     Industrial Classification     Identification
Incorporation or    Number)                            Number)
Organization)

                               ----------

                1320 Old Chain Bridge Road -- Suite 220
                        McLean, Virginia  22101
                            (703) 883-1836
          (Address, including zip code, and telephone number,
   including area code, of registrant's principal executive office)

                               ----------

                               Copy To:

                         Carl N. Duncan, Esq.
                       Duncan, Blum & Associates
                        5718 Tanglewood Drive
                      Bethesda, Maryland 20817
                           (301) 263-0200


   Approximate date of commencement of proposed sale to the public:
        As soon as practicable after the effective date of the
                        Registration Statement

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
       Securities Act of 1933, check the following box:  [x].


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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


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Item 16.  Financial Statements and Exhibits

(a) Financial Statements and Exhibits -- Included in Prospectus and/or Pre-Effective Amendment No. 2:

(b)       Exhibits:

     *     1.1  Managing Placement Agent Agreement between the
                Registrant and Northridge Capital Corporation.

     *     1.2  Form of Selected Dealer Agreement between Northridge
                Capital Corporation and certain Additional Selling
                Agents.

     *     3.1  Certificate of Incorporation.

     *     3.2  Amendments to Certificate of Incorporation.

     *     3.3  Bylaws of Registrant

     *     3.4  Form of stock certificate

     *     3.5  Subscription Agreement and Power of Attorney (attached to the Prospectus as Exhibit A).

     *     5.1  Opinion of Counsel as to the legality of the Shares.

     *    10.1  Executed Escrow Agreement among the Registrant, the
                Selling Agent and George Mason Bank, McLean, Virginia (the Escrow Agent).

     *    10.2  Employment Agreement between Registrant and Gerald
                Garcia. (No longer applicable since Mr. Garcia is no longer Chairman and President and the terms of his employment have materially changed; see Exhibit 10.68.)

     *    10.3  Employment Agreement between Registrant and Michael L.
                Foudy.

     *    10.4  Employment Agreement between Registrant and Bradford W.
                Baker.

     *    10.5  Employment Agreement between Registrant and Bradley B.
                Niemcek.

     *    10.6  Assignment Agreement between Registrant and Heartland
                Capital Corporation.

     *    10.61 Amended and Restated Teen Magazine Venture Agreement
                between Heartland Capital Corporation and Xpress
                Ventures, Inc.

     * 10.611 License Agreement between Xpress Ventures, Inc. and Gerald Garcia and Bradford W. Baker.

                                 S-1-1

     *    10.62 Amended and Restated National Sports Magazine Venture
                Agreement between Heartland Capital Corporation and Xpress Ventures, Inc.

     *    10.63 Representation Agreement between Heartland Capital
                Corporation and ATB Productions, L.L.C.

     *    10.64 Amended and Restated Agreement between Registrant and
                Alvery Bartlett Fund Management Co. (no longer applicable since such funding agreement has been terminated -- see Exhibit 10.67).

     *    10.65 Revised Supplemental Solicitation Materials.

     *    10.66 Credit Agreement between Heartland Capital Corporation and ATB Productions, L.L.C.

     *    10.67 Termination Agreement between Alvery Bartlett Fund
                Management and Heartland Capital Corporation.

     *    10.68 Employment Agreement between Registrant and Gerald
                Garcia (replacing the former Agreement, Exhibit 10.2).

     *    10.69 Barter Trade Agreement between ICON International, Inc.
                and Registrant.

          24.1  Consent of Counsel.

     *    24.2  Consent of Independent Certified Public Accountants.

          24.3  Consent of Independent Valuation Experts

     * These exhibits were filed in the July 26, 1996 Registration Statement and/or Pre-effective Amendments No. 1 and/or No. 2 thereto filed respectively July 28, 1997 and December 4, 1997 and, since changes thereto are not material, are not filed herewith and are hereby incorporated by reference.


                                  S-1-2

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                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of McLean, and State of Virginia, on the 22nd day of December, 1997.


                        HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

                        By: /s/ Michael L. Foudy
                            ---------------------------
                            Michael L. Foudy, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.

          Signatures         Title                       Date
          ----------         -----                       ----

     /s/Michael L. Foudy    President, CEO              December 22, 1997
     -------------------    and Director
     Michael L. Foudy


     /s/Bradford W. Baker    Treasurer                  December 22, 1997
     --------------------
     Bradford W. Baker


     /s/Linda G. Moore       Assistant Treasurer and    December 22, 1997
     --------------------    Chief Financial and
     Linda G. Moore          Accounting Officer


     /s/ Ron Alexenburg      Director                   December 22, 1997
     ------------------
     Ron Alexenburg


     /s/ Thomas Burgum       Director                   December 22, 1997
     ------------------
     Thomas Burgum


     /s/Kirby Ralston        Director                   December 22, 1997
     -------------------
     Kirby Ralston


     /s/ B. Eric Sivertsen   Director                   December 22, 1997
     ---------------------
     B. Eric Sivertsen